                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                 July 31, 2001
               Date of Report (Date of earliest event reported)



                                   KFx INC.
            (Exact name of Registrant as specified in its charter)

------------------------------------------------------------------------------------------------
           Delaware                          0-23634                         84-1079971
-----------------------------       --------------------------        --------------------------
(State or other jurisdiction of      Commission File Number                 IRS Employer
incorporation or organization)                                         Identification Number
------------------------------------------------------------------------------------------------
        ---------------------------------------------------------------------
              3300 East 1/st/ Avenue, Suite 290
                    Denver, Colorado, USA                      80206
        ---------------------------------------------- ----------------------
          (Address of principal executive offices)          (Zip Code)
        ---------------------------------------------- ----------------------

                                 (303) 293-2992
                                 --------------
                         (Registrant's telephone number,
                              including area code)


EXPLANATORY NOTE

This Form 8-K/A amends Item 7 of the current report on Form 8-K filed by KFx Inc. on August 15, 2001 to include financial statements that were not available at the time of the filing of the initial report.

Item 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION AND EXHIBITS



                                                                   PAGE NO.

a)   Financial Statements of the Business Acquired

     Report of Independent Accountants                                F-1

     Balance Sheets                                                   F-2

     Statement of Operations                                          F-3

     Statement of Cash Flows                                          F-4

     Notes to Financial Statements                                    F-5

b)   Unaudited Pro Forma Combined Financial Statements                F-13

     Unaudited Pro Forma Combined Balance Sheet                       F-15

     Unaudited Pro Forma Combined Statement of Operations             F-16

     Notes to Unaudited Pro Forma Combined Financial Statements       F-17

c)   Exhibits

Item 7(a). Financial Statements of the Business Acquired - Financial statements of the Power Optimization Division of Pavilion Technologies, Inc. as of and for the years ended March 31, 2001 and 2000 and the three months ended June 30, 2001 and 2000.




                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Pavilion Technologies, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, and cash flows present fairly, in all material respects, the financial position of the Power Optimization Division of Pavilion Technologies, Inc. as of March 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Pavilion Technologies, Inc. management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Power Optimization Division will continue as a going concern. As discussed in Note 1 to the financial statements, the Power Optimization Division has suffered recurring losses and negative cash flows from operations and has an accumulated deficit of $732,000 at March 31, 2001. These factors, among others, raise substantial doubt about the Power Optimization Division's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1, the assets of the Power Optimization Division were acquired by KFx Inc. on July 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
October 12, 2001

                          Power Optimization Division
                  (a division of Pavilion Technologies, Inc.)
                                BALANCE SHEETS
                                (In thousands)



                                              March 31,             June 30,
                                          ------------------   ----------------
                                           2001       2000       2001     2000
ASSETS                                                           (unaudited)
Current assets:
   Accounts receivable                    $   183   $   430   $    43   $   176
   Prepaid expenses                            --        12        --        --
   Unbilled revenue                             8         5        50        14
                                          -------   -------   -------   -------
     Total current assets                     191       447        93       190

Property and equipment, net                    27        34        21        32
                                          -------   -------   -------   -------
     Total assets                         $   218   $   481   $   114   $   222
                                          =======   =======   =======   =======

LIABILITIES AND PARENT COMPANY DEFICIT
Current liabilities
   Accounts payable                       $   495   $    13   $   279   $    --
   Accrued liabilities                         81        23       317        35
   Deferred revenue                           374       623       223       584
                                          -------   -------   -------   -------
     Total current liabilities                950       659       819       619

Deferred revenue, net of current portion       --       105        --       105
Commitment and contingencies (see Note 7)

Parent Company deficit:
Parent Company deficit                       (732)     (283)     (705)     (502)
                                          -------   -------   -------   -------
     Total Parent Company deficit            (732)     (283)     (705)     (502)
                                          -------   -------   -------   -------
     Total liabilities and Parent Company
       deficit                            $   218   $   481   $   114   $   222
                                          =======   =======   =======   =======

  The accompanying notes are an integral part of these financial statements.

                          Power Optimization Division
                  (a division of Pavilion Technologies, Inc.)
                            STATEMENT OF OPERATIONS
                                (In thousands)

                                                  Year Ended March 31,           Three Months Ended June 30,
                                              ------------------------------   ---------------------------------
                                                  2001             2000            2001              2000
                                                                                         (unaudited)
OPERATING REVENUES
Software licenses and services               $       1,775    $       2,015   $          227   $            476

OPERATING COSTS AND EXPENSES

   Cost of software licenses and services            1,692            1,008              221                410
   Research and development                            222              457               67                 45
   Sales and marketing                               1,016              436              231                215
   General and administrative                        1,170              483              273                102
                                            ---------------  ---------------  --------------- ------------------

Loss from operations                                (2,325)            (369)            (565)              (296)

Interest income                                         25               11               14                  5
Interest expense                                      (329)            (201)             (15)               (76)
                                            ---------------  ---------------  --------------- ------------------
Net loss                                     $      (2,629)   $        (559)  $         (566)  $           (367)
                                            ===============  ===============  =============== ==================

  The accompanying notes are an integral part of these financial statements.

                          Power Optimization Division
                  (a division of Pavilion Technologies, Inc.)
                            STATEMENT OF CASH FLOWS
                                (In thousands)

                                                       Year Ended March 31,            Three Months Ended June 30,
                                                   ------------------------------    ---------------------------------
                                                       2001             2000             2001               2000
Cash flows from operating activities:                                                          (unaudited)
Net loss                                          $       (2,629)  $        (559)   $         (566)   $          (367)
Adjustments to reconcile net loss to net
     cash used by operating activities:
     Depreciation                                             21              18                 6                  6
     Change in current assets and current
        liabilities:
          Accounts receivable                                247            (222)              140                254
          Prepaid expenses                                    12              (3)               --                 12
          Unbilled revenue                                    (3)             11               (42)                (9)
          Accounts payable                                   482               2              (216)               (13)
          Accrued liabilities                                 58             (33)              236                 12
          Deferred revenue                                  (354)             11              (151)               (39)
                                                   --------------   -------------    --------------    ---------------
Net cash used in operating activities                     (2,166)           (775)             (593)              (144)
                                                   --------------   -------------    --------------    ---------------

Cash flows from investing activities:
     Acquisitions of capital assets                          (14)             --                --                 (4)
                                                   --------------   -------------    --------------    ---------------
Net cash used in investing activities                        (14)             --                --                 (4)
                                                   --------------   -------------    --------------    ---------------

Cash flows from financing activities:
     Net cash transfers from Parent                        2,180             775               593                148
                                                   --------------   -------------    --------------    ---------------
     Net cash provided by financing activities             2,180             775               593                148
                                                   --------------   -------------    --------------    ---------------

Net change in cash and cash equivalents                       --              --                --                 --
Cash and cash equivalents at beginning of period              --              --                --                 --
                                                   --------------   -------------    --------------    ---------------
Cash and cash equivalents at end of period        $           --   $          --    $           --    $            --
                                                   ==============   =============    ==============    ===============

  The accompanying notes are an integral part of these financial statements.

     Power Optimization Division
     (a segment of Pavilion Technologies, Inc.)
     Notes to Financial Statements


1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     THE COMPANY
     The Power Optimization Division of Pavilion Technologies (the "Power Optimization Division") is a division of Pavilion Technologies, Inc. ("Pavilion" or "Parent Company") that has been designated as a division solely for the purpose of presenting these financial statements. The Power Optimization Division is not a separate legal entity, but rather a carve-out of a division of the Parent Company. The Power Optimization Division develops, markets and licenses modeling and optimization software for use in the control of complex enterprise processes to customers in the power generation industry.

     Pursuant to an Asset Purchase and License Agreement (the "Purchase Agreement") between Pavilion, Pegasus Technologies, Inc. ("Pegasus"), a subsidiary of KFx Inc. ("KFx"), and KFx, dated July 31, 2001, certain assets and liabilities relating to the Power Optimization Division were acquired by Pegasus. These purchased assets and acquired liabilities were primarily accounts receivable, unbilled revenue, deposits, customer list, exclusive rights to license Pavilion's software, other intangibles and deferred revenue. Pavilion has retained certain liabilities of the Power Optimization Division, including but not limited to Pavilion indemnifying Pegasus regarding the intellectual property of Pavilion's software being licensed. The Purchase Agreement provided for a base price of $9,500,000 in cash, payable to Pavilion in installments through July 31, 2003, which is adjusted for the net of assets and liabilities assumed. Additionally, Pegasus shall pay Pavilion royalties of up to $5,500,000 between August 1, 2001 and October 31, 2005, based on Pavilion and Pegasus software licenses sold by Pegasus. KFx guarantees the duties and obligations of Pegasus under the Purchase Agreement.

     BASIS OF PRESENTATION
     The accompanying financial statements reflect the carve-out historical results of operations and financial position of the Power Optimization Division as if the Power Optimization Division had been operating as a separate business and have been prepared using Pavilion's historical basis in the assets and liabilities and historical results of operations of the Power Optimization Division.

     The Power Optimization Division was fully integrated within Pavilion and these financial statements reflect the application of estimates and allocations described herein. Pavilion has provided all of the necessary funding for the operations of the Power Optimization Division, including paying all vendors and employees since the Power Optimization Division's inception. Any cash flows generated by the Power Optimization Division revert back to Pavilion. Changes in Parent Company deficit represent increases or decreases in Pavilion's net investment in the Power Optimization Division, after giving effect to the net losses of the Power Optimization Division.

     The Power Optimization Division's statement of operations includes all costs that could be directly attributable to the Power Optimization Division, primarily employee compensation. In addition, certain other expenses, primarily research and development, sales and marketing, and general and administrative costs of Pavilion have

    Power Optimization Division
    (a segment of Pavilion Technologies, Inc.)
    Notes to Financial Statements

    been allocated to the Power Optimization Division (see Note 2) on various bases that, in the opinion of management, are reasonable.

    The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. If operated on a stand alone basis, the Power Optimization Division would have incurred losses of approximately $2,629,000 and $559,000 and negative cash flow from operations of $2,166,000 and $775,000 in fiscal 2001 and 2000, respectively. These factors coupled with the need for additional financing to fund planned growth in the business raise substantial doubt about whether the Power Optimization Division can continue as a going concern. Accordingly, the plan of Pavilion management was to sell the Power Optimization Division. The Power Optimization Division was sold to Pegasus on July 31, 2001, as noted above. The financial statements do not include any adjustments that might result from this uncertainty.

    The accompanying interim financial statements of the Power Optimization Division have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, Pavilion believes that the disclosures are adequate to make the information presented not misleading.

    The unaudited financial statements included herein have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for a fair presentation in accordance with accounting principles generally accepted in the United States of America. The results for the three-month period ended June 30, 2001 are not necessarily indicative of the results expected for the full fiscal year.


    The following summarizes the changes to Parent Company Deficit as if the Power Optimization Division was on a stand alone basis:

                                                                                        Total Parent
                                                                                           Company
                                                                                           Deficit
    Balance at April 1, 1999                                                          $           (499)
         Net advances to Power Optimization Division by Parent Company                             775
         Net loss                                                                                 (559)
                                                                                     ------------------

    Balance at March 31, 2000                                                                     (283)
         Net advances to Power Optimization Division by Parent Company                           2,180
         Net loss                                                                               (2,629)
                                                                                     ------------------

    Balance at March 31, 2001                                                         $           (732)
                                                                                      ==================

    FOREIGN CURRENCY TRANSLATION
    The Belgian subsidiary of Pavilion is the only Foreign subsidiary where there is activity related to the Power Optimization Division. The functional currency of the Belgium subsidiary is the local currency. The translation of asset and liability balances to U.S. dollars is based on exchange rates as of each balance sheet date. The statements of operations and cash flows amounts are translated at the average exchange rates for the period. Transaction gains and losses and unrealized gains and losses on short-term intercompany receivables and payables are included in income or loss as incurred. Net foreign exchange transaction losses are included in general and administrative expenses and totaled $28,190 and $0 in fiscal 2001 and 2000, respectively.

    USE OF ESTIMATES
    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS
    The carrying amounts of the Power Optimization Division's financial instruments, which include accounts payable and accrued expenses, approximate fair value due to their short maturities.

    CONCENTRATION OF CREDIT RISK
    Accounts receivable is comprised of amounts due from customers of the Power Optimization Division. During the years ended March 31, 2001 and 2000, three and four customers accounted for approximately 49% and 80% of the Power Optimization Division's total revenue, respectively, and three customers accounted for 85% and 89% of total accounts receivable as of March 31, 2001 and 2000, respectively.

    PROPERTY AND EQUIPMENT
    Property and equipment are recorded at cost and are depreciated on the straight-line method over the respective estimated useful lives of six years for furniture, fixtures, and office equipment and three to five years for computer equipment. Expenditures for maintenance and repairs are charged to operations as incurred.

    Power Optimization Division
    (a segment of Pavilion Technologies, Inc.)
    Notes to Financial Statements

    REVENUE RECOGNITION
    The Power Optimization Division recognizes revenue in accordance with the provisions of Statement of Position 97-2, "Software Revenue Recognition." The Power Optimization Division derives revenues from license fees, for the Power Optimization Division's software, and services, including installation, implementation, maintenance and training, under the terms of both fixed-price and time-and-materials contracts. Revenues are not recognized until persuasive evidence of an arrangement exists, either by way of a signed contract or signed purchase order.

    Where services are essential to the functionality of the delivered software, the license fee and services revenue are generally recognized using the percentage-of-completion method of accounting, as prescribed by SOP 81-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts". The percentage of completion for each contract is determined based on the ratio of direct labor hours incurred to total estimated direct labor hours required to complete the contract. The Power Optimization Division may periodically encounter changes in costs, estimated costs and other factors that may lead to a change in the original estimated profitability of a fixed-price contract. In such circumstances, adjustments to cost and profitability estimates are made in the periods in which the underlying factors requiring such revisions become known. If such revisions indicate a loss on a contract, the entire loss is recorded at such time. Amounts billed in advance of services being performed are recorded as deferred revenue. Unbilled work-in-progress represents revenue earned but not yet billable under the terms of fixed price contracts and all such amounts are expected to be billed in accordance with performance milestones specified in the contract with the client and collected within twelve months.

    Services revenue provided under fixed-price contracts is generally recognized using the percentage completion method of accounting described above. Revenue from other services provided pursuant to time-and-materials contracts is recognized as the services are performed. Annual maintenance revenue is recorded as deferred revenue and recognized ratably over the service period, which is generally twelve months.

    RESEARCH AND DEVELOPMENT
    Research and development costs are expensed as incurred. SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed", requires the capitalization of certain software development costs once technological feasibility is established. Capitalization ceases when such software is ready for general availability. To date, the period between achieving technological feasibility and general availability has been relatively short. Consequently, software development costs qualifying for capitalization have been insignificant and therefore, such costs have been expensed.

    INCOME TAXES
    Pavilion accounts for income taxes under the liability method. The Power Optimization Division is not a separate legal or taxable entity, accordingly, operating results historically have been included in Pavilion's U.S. and state income tax returns. The provision for income taxes in the Power Optimization Division's financial statements has been determined on a separate-return basis. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying balance sheet, as well as operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance if current evidence indicates that it is considered more likely than not that these benefits will not be realized.

    ACCOUNTING FOR STOCK BASED COMPENSATION
    Pavilion applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost for options granted to employees whose exercise price is equal to or exceeds the fair value of Pavilion's common stock ("Common Stock") as of the grant date. Pavilion provides disclosures required by SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Stock-based awards to nonemployees are accounted for under the provisions of SFAS 123. The Power Optimization Division did not have any equity issuances.

    Power Optimization Division
    (a segment of Pavilion Technologies, Inc.)
    Notes to Financial Statements


    LONG LIVED ASSETS
    The Power Optimization Division evaluates long-lived assets, based on fair values or an undiscounted cash flow basis, whichever is more readily determinable, whenever circumstances occur which indicate the carrying amount may not be recoverable. If that analysis indicates that an impairment has occurred, any loss is measured based on a comparison of discounted cash flows or fair values, whichever is more determinable, to the carrying value of the related asset.

    COMPREHENSIVE LOSS
    The Power Optimization Division has no components of other comprehensive loss and, accordingly, the comprehensive loss is the same as net loss for the periods presented.

    ADVERTISING
    Advertising costs are expensed as incurred. Advertising expense, which is included in sales and marketing in the statement of operations, totaled $6,813 and $35,560 for the years ended March 31, 2001 and 2000, respectively.

    RECENT ACCOUNTING PRONOUNCEMENTS
    In June of 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("FAS 142").

    FAS 141 requires that all purchase business combinations must be accounted for using the purchase method. Under this method, the purchase price of an acquired business is allocated to the individual tangible and intangible assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. If the purchase price exceeds the amounts assigned to assets acquired and liabilities assumed, the excess is recognized as goodwill. Acquired intangible assets that do not meet certain criteria for recognition apart from goodwill are included in the amount initially recognized as goodwill. FAS 141 is effective for all business combinations initiated after June 30, 2001.

    FAS 142 requires that after a company allocates the purchase price in accordance with FAS 141, the assets acquired, liabilities assumed, and goodwill must be assigned to one or more reporting units based upon certain criteria outlined in FAS 142. In addition, goodwill will no longer be amortized. Instead, companies are required to test goodwill for impairment at the reporting unit level. If the carrying amount of reporting unit goodwill exceeds its implied fair value, that excess should be recognized as an impairment loss. FAS 142 is effective for the Power Optimization Division for any goodwill acquired in a business combinations entered into after June 30, 2001. The remaining provisions of the Statement are effective for the fiscal year ending March 31, 2003.

    On October 3, 2001, the FASB issued Statement of Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 supercedes FAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." FAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 (APB 30), Reporting Results of Operations -Reporting the Effects of Disposal of a Division of a Business. FAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale. FAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, FAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. FAS 144 is effective for Pavilion's financial statements issued in fiscal 2003.

    Power Optimization Division
    (a segment of Pavilion Technologies, Inc.)
    Notes to Financial Statements

2.  ALLOCATIONS

    Certain expenses of Pavilion have been allocated to Power Optimization Division on various bases that, in the opinion of management, are reasonable. The accompanying statement of operations contains certain allocations that were based on personnel assigned to the Power Optimization Division because it was an inherent part of Pavilion's main operations. Certain direct expenses related to the Power Optimization Division of $1,664,000 and $927,000 in costs of software licenses and services, $815,000 and $263,000 in sales and marketing costs, and $702,000 and $0 in general and administrative costs for fiscal 2001 and 2000, respectively, are included in the statement of operations as directly attributable costs. The directly attributable costs are comprised primarily of compensation expenses for those individuals that work directly for the Power Optimization Division and legal costs. In addition, the statement of operations includes allocations of shared costs (primarily marketing, development, facility and administrative costs, interest expense and interest income), which were allocated based upon the Power Optimization Division's portion of revenues in relation to the Parent Company's total revenues. There were also various shared costs (primarily marketing, facility administrative costs) of Pavilion's Belgium operations that were allocated to the Power Optimization Division based upon the employee headcount of the Power Optimization Division at the Belgium facility in relation to total Belgium employee headcount.


3.  PROPERTY AND EQUIPMENT


        Property and equipment consist of the following:

                                                                              March 31,
                                                                    ------------------------------
        (in thousands)                                                  2001             2000
        Furniture, fixtures and office equipment                   $          17    $          13
        Computer equipment                                                    59               49
                                                                  ---------------  ---------------

                                                                              76               62
        Less accumulated deprecation                                         (49)             (28)
                                                                  ---------------  ---------------
                                                                   $          27    $          34
                                                                  ===============  ===============

4.  INCOME TAXES

    The accompanying footnote has been prepared as if the Power Optimization Division filed a tax return on a separate basis even though the Power Optimization Division was part of an entity (Pavilion) that filed a consolidated return.

    As of March 31, 2001, the Power Optimization Division has net operating loss carryforwards of approximately $3,314,000 and research and development credit carryforwards of approximately $46,000, both of which begin to expire in 2009. The Internal Revenue Code places certain limitations on the annual amount of net operating loss carryforwards which can be utilized if certain changes in the Pavilion's ownership occur. Changes in Pavilion's ownership may limit the use of such carryforward benefits. Events which may cause changes in Pavilion's net operating loss and credit carryforwards include, but are not limited to, significant changes in ownership under Internal Revenue Code 382.

    Power Optimization Division
    (a segment of Pavilion Technologies, Inc.)
    Notes to Financial Statements

    Deferred tax assets (liabilities) are comprised of the following:

         (in thousands)                                            March 31,
                                                         -------------------------------
                                                             2001              2000
         Gross deferred tax assets:
            Deferred revenue                            $         138     $         269
            Net operating loss carryforwards                    1,226               123
            Research credit carryforwards                          46                31
                                                        -------------     -------------

                                                                1,410               423
         Valuation allowance                                   (1,410)             (423)
                                                        -------------     -------------

                     Net deferred tax assets            $          --     $          --
                                                        =============     =============

    A valuation allowance has been provided for the Power Optimization Division's net deferred tax assets due to the fact that it is more likely than not that such benefits will not be realized.

    The income tax benefit differs from the amount computed by applying the U.S. federal income tax rate of 34% to loss before income taxes. The amounts are reconciled as follows:

                                                                             March 31,
                                                                   -------------------------------
                                                                       2001              2000
         U.S. federal income tax benefit at statutory rate        $         893     $         190
         State income tax benefit, net of federal expense                    79                17
         Research credits                                                    15                31
         Change in valuation allowance                                     (987)             (238)
                                                                  -------------     -------------

         Income tax benefit                                       $          --     $          --
                                                                  =============     =============

5.  STOCK COMPENSATION

    Pavilion has three stock option plans, a 2000 Long-Term Incentive Plan, a 1996 Incentive Plan, and a 1992 Stock Option Plan (collectively the "Plans"). Pursuant to the Plans, Pavilion may grant awards which include incentive and non-qualified stock options, restricted stock, performance shares, stock appreciation rights, cash awards and phantom stock, to employees, consultants, independent contractors and directors. Incentive stock options are granted at an exercise price of not less than the fair value of the stock on the date of grant, as determined by the Pavilion's Board of Directors. Options granted under the Plans generally vest over four to six years and all awards expire no more than ten years from the date of grant. All information presented below concerning options is allocated on the basis of actual employees of Pavilion in the Power Optimization Division.

    Power Optimization Division
    (a segment of Pavilion Technologies, Inc.)
    Notes to Financial Statements

    As of April 1, 1999 there were 39,850 options outstanding with a weighted-average exercise price of $2.01 per share. During fiscal 2000, there were 19,036 options granted with a weighted-average exercise price of $1.70 per share, which resulting in 58,886 options outstanding as of March 31, 2000, with a weighted-average exercise price of $1.91 per share. During fiscal 2000, there were 485,000 options granted with a weighted-average exercise price of $.28 per share, and 22,836 options cancelled with a weighted-average exercise price of $1.83 per share, which resulted in 521,050 options outstanding at March 31, 2001, with a weighted-average exercise price of $.39 per share.

    As of March 31, 2001, there were 385,999 options outstanding with an exercise price of $.09 per share with a weighted-average remaining contractual life of 9.87 years and there were no options exercisable at $.09 per share; there were 100,000 options outstanding with an exercise price of $1.00 per share with a weighted-average remaining contractual life of 9.42 years and there were no options exercisable at $1.00 per share; there were 20,550 options outstanding with an exercise price of $1.33 per share with a weighted-average remaining contractual life of 4.64 years and there were 8,361 options exercisable at $1.33 per share; there were 2,500 options outstanding with an exercise price of $1.70 per share with a weighted-average remaining contractual life of 8.45 years and there were 1,093 options exercisable at $1.70 per share; there were 13,000 options outstanding with an exercise price of $3.00 per share with a weighted-average remaining contractual life of 6.82 years and there were 5,257 options exercisable at $3.00 per share.

    As of March 31, 2001 and 2000, there were 14,711 and 14,803 options exercisable with weighted-average exercise price of options exercisable of $1.95 and $1.98, respectively.

    Pavilion applies APB Opinion 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for options granted at fair market value under the Plans. Had compensation costs for Pavilion's stock-based compensation Plans been determined on the fair value at the grant dates for awards under those Plans consistent with the method of FASB Statement 123, the Power Optimization Division's pro forma results of operations would have been as follows for stock options granted to employees of the Power Optimization Division:

        (In thousands)                                        2001              2000
        Net loss:
               As reported                                     $(2,629)             $(559)
               Pro forma                                       $(2,637)             $(566)

6.  DEFINED CONTRIBUTION PLAN

    In 1996, Pavilion adopted a 401(k) retirement plan, which is available to all domestic, full-time employees meeting certain minimum eligibility requirements. For the years ended March 31, 2001 and 2000, Pavilion did not make any employer contributions to the plan for Power Optimization Division employees.


7.  CONTINGENCIES AND COMMITMENTS

    From time to time, Pavilion is subject to various investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Pavilion is not currently aware of any legal proceedings or claims that will have, individually or in the aggregate, a material effect on the Power Optimization Division's financial condition, results of operations or cash flows.

    On August 14, 2000, Pavilion filed a suit against Pegasus, a competitor of Pavilion, alleging infringement of various patents owned or exclusively licensed by Pavilion. In response to the claims brought by Pavilion, Pegasus filed seven counterclaims against Pavilion alleging, among other things, unfair competition, deceptive

    Power Optimization Division
    (a segment of Pavilion Technologies, Inc.)
    Notes to Financial Statements

    trade practices, attempted monopolization, tortuous interference with business relationships, and that Pegasus is entitled to a declaratory judgement of non-infringement as well as a request for declaratory judgment that Pavilion is barred from any recovery. On April 13, 2001, the suit between Pegasus and Pavilion, including both Pavilions claims and Pegasus' counterclaims, was voluntarily dismissed without prejudice.

    On August 7, 2001, Pavilion instituted a suit against Computer Associates International ("CA"), alleging infringement of various patents owned by Pavilion. CA has responded by filing an answer along with counter claims for a declaratory judgement of non-infringement, as well as declaratory judgment of invalidity. Neither side has yet specified the amount of the damages sought. Pavilion will aggressively defend itself against these counterclaims. As discovery, has not yet commenced, management cannot estimate the ultimate outcome of this proceeding.

Item 7(b). Unaudited Pro Forma Combined Financial Statements of KFx Inc. and the Power Optimization Division of Pavilion Technologies, Inc. as of December 31, 2000 and June 30, 2001.

                                   KFX INC.
                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

On July 31, 2001, KFx Inc. ("KFx") completed the purchase of certain assets and liabilities of the Power Optimization Division of Pavilion Technologies, Inc. (the "Power Optimization Division") pursuant to the terms of the Purchase Agreement dated as of July 31, 2001 (the "Purchase Agreement"), entered into by Pavilion Inc. ("Pavilion"), Pegasus Technologies, Inc. ("Pegasus"), a subsidiary of KFx, and KFx. These purchased assets and acquired liabilities were primarily accounts receivable, unbilled revenue, deposits, customer list, exclusive rights to license Pavilion's software, other intangibles and deferred revenue, which are adjusted against the base purchase price. The Purchase Agreement provided for a base price of $9,500,000 in cash payable to Pavilion due in installments through July 31, 2003. The present value of these payments are $8,567,000 using a 14% effective interest rate. Additionally, Pegasus shall pay Pavilion royalties of up to $5,500,000 between August 1, 2001 and October 31, 2005, based on Pavilion and Pegasus software licenses sold by Pegasus. KFx guarantees the duties and obligations of Pegasus under the Purchase agreement. The Power Optimization Division acquisition was consummated on July 31, 2001. The business combination will be accounted for as a purchase.

These unaudited pro forma combined financial statements and accompanying notes have been prepared and should be read in conjunction with the historical financial statements and the related notes thereto of KFx Inc., the "Management Discussion and Analysis of Financial Condition and Results of Operations" contained in KFx's Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Report on Form 10-Q as of June 30, 2001 filed with the Securities and Exchange Commission, and the carve out financial statements of the Power Optimization Division as of March 31, 2001, which are included in this Current Report on Form 8-K/A.

The combining companies have different year-ends for reporting purposes. Pavilion maintains its accounting records on a fiscal basis ending on March 31 and KFx maintains its accounting records on a calendar basis ending on December 31.

The pro forma combined balance sheets as of June 30, 2001 assume that the acquisition took place on June 30, 2001 and as such combines KFx's unaudited June 30, 2001 balance sheet with the Power Optimization Division's unaudited June 30, 2001 balance sheet.

The pro forma combined statement of operations assumes the acquisition took place as of the beginning of the period presented. The pro forma combined statement of operations for the year ended December 31, 2000 combines KFx's audited statement of operations for the year ended December 31, 2000 and the Power Optimization Division's statement of operations for the year ended March 31, 2001. The combined statement of operations for the six months ended June 30, 2001 combines KFx's statement of operations for the six months ended June 30, 2001 and the Power Optimization Division's statement of operations for the six months ended June 30, 2001. The results of operations of the Power Optimization Division for the three month period ended March 31, 2001, which included revenue of approximately $290,000 and a net loss of approximately $697,000 has been included in the results of operations for the six months ended June 30, 2001 as well as the year ended March 31, 2001.

The pro forma adjustments do not reflect any operating efficiency and cost savings that may be achieved with respect to the acquisition. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to sales, marketing or any other expenses for any future operating changes. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been consummated on the dates at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the

KFX INC.
UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

consummation of the acquisition are based upon the assumptions set forth in the notes hereto.

KFx currently knows of no events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation of the acquisition. The purchase price allocation is preliminary and includes KFx's managements best estimates based upon the assets acquired; however, a final determination of required purchase accounting adjustments will be made upon the completion of a study undertaken by KFx in conjunction with independent appraisers to determine the fair value of certain of the assets to be acquired, including intangible assets, and liabilities. The future financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results, which could result in adjustment to among other items identifiable intangible assets and goodwill.

KFX INC.
UNAUDITED PRO FORMA BALANCE SHEET
(In thousands)

                                                                As Reported
                                                         ---------------------------
                                                                            Power
                                                          KFx Inc.      Optimization
                                                          (June 30,       Division                          Pro Forma
                                                            2001)      (June 30, 2001)    Adjustments        Combined
                                                         -----------   ---------------   -------------     ------------
ASSETS
Current assets
   Cash and  cash equivalents                           $        392     $         --    $                $         392
   Trade accounts receivable                                     686               43            (43)  A            686
   Unbilled revenue                                               95               50            (50)  A             95
   Other current assets                                          803               --                               803
                                                        ------------     ------------    ------------     -------------
          Total current assets                                 1,976               93            (93)             1,976

Property, plant and equipment, net                               826               21             (21) A            826
Patents, net                                                   1,772               --                             1,772
Intangible assets                                                 --               --           2,160  B          2,160
Goodwill, net                                                  1,478               --           6,277  B          8,335
                                                                                                  580  C
Other assets                                                   1,655               --                             1,655
                                                        ------------     ------------    ------------     -------------
TOTAL ASSETS                                            $      7,707     $        114    $      8,903     $      16,724
                                                        ============     ============    ============     =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
   Accounts payable                                     $      2,029     $        279   $        (279) A  $       2,029
   Accrued expenses                                              559              317            (317) A          1,139

                                                                                                  580  C
   Deferred revenue                                            1,217              223            (223) A          1,217
   Short term notes payable to directors                       1,050               --                             1,050
   Obligations to repurchase Pegasus preferred
     stock, net                                                1,148               --                             1,148
   Current maturities of long-term debt                          734               --           4,705  D          5,439
   Other current liabilities                                     515               --                               515
                                                        ------------     ------------   -------------     -------------
          Total current liabilities                            7,252              819           4,466            12,537

Convertible debentures                                        15,163               --                            15,163
Other liabilities                                                882               --           3,732  D          4,614
                                                        ------------     ------------   -------------     -------------

          Total liabilities                                   23,297              819           8,198            32,314

Minority interest                                              4,095               --                             4,095
Stockholders' deficit
     Preferred stock, $.001 par value,
     20,000,000 shares authorized; none issued                    --               --                                --
     Common stock, $.001 par value, 80,000,000
     shares authorized; and 25,710,505 and 25,
     196,280 shares issued and outstanding                        26                                                 26
Accumulated deficit                                          (76,912)            (705)            705  A        (76,912)
Additional paid-in capital                                    57,201               --                            57,201
                                                        ------------     ------------   -------------     -------------
          Total stockholders' deficit                        (19,685)            (705)            705           (19,685)
                                                        ------------     ------------   -------------     -------------
TOTAL LIABILITIES AND PARENT COMPANY DEFICIT            $      7,707     $        114   $       8,903     $      16,724
                                                        ------------     ------------   -------------     -------------

             The accompanying notes are an integral part of these
                   unaudited pro forma financial statements.

KFX, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
(In thousands, except per share data)

                                                                  As Reported
                                                         ------------------------------
                                                                             Power
                                                                         Optimization
                                                          KFx Inc.         Division
                                                           Twelve           Twelve
                                                        months ended     months ended
                                                         December 31,      March 31,                     Pro Forma
                                                             2000            2001        Adjustments      Combined
OPERATING REVENUES
Software licenses and services                          $       1,895   $        1,775   $               $    3,670
K-Fuel demonstration plant and laboratory contract
     revenue                                                      230                                           230
                                                        -------------   --------------   ------------    ----------

     Total operating revenues                                   2,125            1,775                        3,900

OPERATING COST & EXPENSES
Cost of Pegasus software licenses and services                  1,776            1,692            644  E      4,112
K-Fuel demonstration plant and laboratory                         782               --                          782
Marketing, sales, general and administrative                    5,123            2,186             39  E      7,348
Pegasus research and development                                  614              222                          836
Depreciation and amortization                                   2,828               --                        2,828
                                                        -------------   --------------   ------------    ----------
          Total operating costs and expenses                   11,123            4,100            683        15,906

OPERATING LOSS                                                 (8,998)          (2,325)          (683)      (12,006)

Interest expense (including accretion of debenture
premium)                                                       (2,656)            (329)          (974) F     (3,959)
Other                                                            (636)              25                         (611)
                                                        -------------   --------------   ------------    ----------

NET LOSS                                                $     (12,290)  $       (2,629)  $     (1,657)   $  (16,576)
                                                        =============   ==============   ============    ==========

Basic and diluted net loss per share                    $        (.49)                                   $     (.67)
                                                        =============                                    ==========

Weighted-average common shares outstanding                     24,908                                        24,908
                                                        =============                                    ==========
                                                                  As Reported
                                                        ------------------------------


                                                                             Power
                                                                         Optimization
                                                        KFx Inc. Six     Division Six
                                                        Months ended     Months ended                    Pro Forma
                                                        June 30, 2001    June 30, 2001   Adjustments      Combined
OPERATING REVENUES
Software licenses and services                          $         777   $          517   $               $    1,294
K-Fuel demonstration plant and laboratory contract
revenue                                                            --               --                           --
                                                        -------------   --------------   ------------    ----------

     Total operating revenues                                     777              517                        1,294

OPERATING COST & EXPENSES
Cost of Pegasus software licenses and services                    609              676            322 E       1,607
K-Fuel demonstration plant and laboratory                          90               --                           90
Marketing, sales, general and administrative                    2,239            1,204             20 E       3,463

Pegasus research and development                                  353              138                          491
Depreciation and amortization                                   1,377               --                        1,377
                                                        -------------   --------------   ------------    ----------
          Total operating costs and expenses                    4,668            2,018            342         7,028

OPERATING LOSS                                                 (3,891)          (1,501)          (342)       (5,734)

Interest expense (including accretion of debenture
premium)                                                       (1,894)             (16)          (536)F      (2,446)
Other                                                             (35)              31                           (4)
                                                        -------------   --------------   ------------    ----------

NET LOSS                                                $      (5,820)  $       (1,486)  $       (878)   $   (8,184)
                                                        =============   ==============   ============    ==========

Basic and diluted net loss per share                    $        (.23)                                   $     (.32)
                                                        =============                                    ==========

Weighted-average common shares outstanding                     25,336                                        25,336
                                                        =============                                    ==========

   The accompanying notes are an integral part of these unaudited pro forma financial statements.

    NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The following adjustments give pro forma effect to the transaction:

    (A) Adjustment to reflect the Power Optimization Division assets that were not acquired and the liabilities that were not assumed by KFx as part of the acquisition. KFx purchased net tangible assets and acquired liabilities consisting of accounts receivable, unbilled revenue, deposits, and deferred revenue, the net of which adjusts the base purchase price.

    (B) To reflect the allocation of the purchase price adjustment based on the preliminary allocation of the excess of consideration over the net assets of the Power Optimization Division. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No.142 - Accounting for Goodwill and Other Intangible Assets. Under this Statement, goodwill arising from transactions occurring subsequent to June 30, 2001 is no longer amortized but instead reviewed annually for impairment. As such, amortization of goodwill has not been considered.

    The preliminary allocation of purchase price to tangible and intangible assets acquired and liabilities assumed is as follows:


         (dollars in thousands):

         Purchase price                                              $    8,567
         Fair value of identifiable intangible assets acquired
         (See Note E)                                                     2,160
         Net assets and liabilities assumed                                (130)
                                                                     ----------
         Excess cost over net assets acquired                             6,277
         Acquisition costs                                                  580
                                                                     ----------
         Goodwill                                                    $    6,857
                                                                     ==========

    (C) To reflect the $580,000 in direct acquisition expenses.

    (D) To reflect the present value of $8,567,000 of debt incurred to finance the acquisition, which was calculated using an effective interest rate of 14% net of $130,000 adjustment for net liabilities assumed.

    (E) Adjustment to record amortization of the identified intangibles from the purchase price allocation. Based upon KFx's preliminary valuation obtained from independent appraisers, there was $2,160,000 of identifiable intangibles identified and which was comprised of $734,000 for a license agreement, $319,000 for order backlog, $990,000 for maintenance contracts and $117,000 for customer lists. Intangible amortization was calculated based upon estimated useful lives of 18 to 48 months.

    (F) On a pro forma basis, interest expense was incurred as a result of the debt incurred to finance the acquisition. Interest expense was based upon the present value of the installments of the debt at the beginning of the period and was calculated using an effective interest rate of 14%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 15, 2001     KFX INC.

                           By: /s/ Patrick S. Flaherty
                           ---------------------------
                           Name:  Patrick S. Flaherty
                           Title: Vice President-Finance & Chief Financial
                                  Officer

Item 7(c). Exhibits

INDEX TO EXHIBITS

                                                     Exhibit

Consent of Independent Accountants                    23.2